Exhibit 4.2

4.700% Senior Note due 2030

THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO HORACE MANN EDUCATORS CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO THE NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

No.	CUSIP No.	440327 AM6

	ISIN No.	US440327AM65

HORACE MANN EDUCATORS CORPORATION 4.700% Senior Notes due 2030

Principal Amount:	$300,000,000

2025 Series Regular Record Date:	with respect to each 2025 Series Interest Payment Date, the close of business on the preceding March 15 or September 15 as the case may be, whether or not a Business Day

2025 Series Original Issue Date:	September 26, 2025

2025 Series Stated Maturity Date:	October 1, 2030

2025 Series Interest Payment Dates:	April 1 and October 1 of each year, commencing April 1, 2026

Interest Rate:	4.700% per year

Authorized Denomination:	$2,000 and integral multiples of $1,000

Horace Mann Educators Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on the 2025 Series Stated Maturity Date shown above, and to pay interest thereon from the 2025 Series Original Issue Date shown above, or from the most recent 2025 Series Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each 2025 Series Interest Payment Date as specified above, commencing on April 1, 2026, and on the 2025 Series Stated Maturity Date at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any 2025 Series Interest Payment Date (other than a 2025 Series Interest Payment Date that is the 2025 Series Stated Maturity Date or a 2025 Series Redemption Date) will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this 2025 Senior Note (as defined on the reverse hereof) is registered at the close of business on the 2025 Series Regular Record Date as specified above next preceding such 2025 Series Interest Payment Date, provided that any interest payable at 2025 Series Stated Maturity Date or a 2025 Series Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such 2025 Series Regular Record Date and may be paid as provided in Section 2.07 of the Indenture.

Payments of interest on this 2025 Senior Note will include interest accrued to but excluding the respective 2025 Series Interest Payment Dates. Interest payments for this 2025 Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30- day months. In the event that any date on which interest is payable on this 2025 Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the 2025 Series Interest Payment Date (and without any interest or other payment in respect of any such delay).

Payment of the principal and interest due on the 2025 Series Stated Maturity Date of, or on a 2025 Series Redemption Date or other date of redemption for, the 2025 Senior Notes shall be made upon surrender of this 2025 Senior Note at the Corporate Trust Office of the Trustee. The principal of, premium, if any, and interest on this 2025 Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on a 2025 Series Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The 2025 Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The 2025 Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2025 SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2025 Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HORACE MANN EDUCATORS CORPORATION

By:
Name: Ryan Greenier
Title: Executive Vice President and Chief Financial Officer

Attest:

Name: Troy M. Gayle
Title: Chief Investment Officer and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the 4.700% Senior Notes due 2030 referred to in the within-mentioned Indenture.

Date:	September 26, 2025

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This 2025 Senior Note is one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under an Indenture, dated as of November 23, 2015 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the 2025 Senior Notes issued thereunder and of the terms upon which said 2025 Senior Notes are, and are to be, authenticated and delivered. This 2025 Senior Note is one of the series designated on the face hereof as 4.700% Senior Notes due 2030 (the “2025 Senior Notes”), initially limited in aggregate principal amount of $300,000,000; provided, however, that the aggregate principal amount of the 2025 Senior Notes may be increased in the future, without the consent of the holders of the 2025 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2025 Senior Notes (except for the issue price, the date from which interest first accrues and the first interest payment date of the additional 2025 Senior Notes); provided, further, that if the additional 2025 Senior Notes are not fungible for U.S. federal income tax purposes with the existing 2025 Senior Notes, the additional 2025 Senior Notes will be issued under a separate CUSIP number. Capitalized and other terms defined in the Indenture that are used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

This 2025 Senior Note is exchangeable in whole or from time to time in part for 2025 Senior Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this 2025 Senior Note or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depository within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that this 2025 Senior Note shall be exchangeable for 2025 Senior Notes of this series in definitive registered form and executes and delivers to the Security registrar a written order of the Company providing that this 2025 Senior Note shall be so exchangeable, this 2025 Senior Note shall be exchangeable for 2025 Senior Notes of this series in definitive registered form, provided that the definitive 2025 Senior Notes so issued in exchange for this 2025 Senior Note shall be in denominations of $2,000 and integral multiples of $1,000, without coupons, and be of like aggregate principal amount and tenor as the portion of this 2025 Senior Note to be exchanged. Except as provided above, owners of beneficial interests in this 2025 Senior Note will not be entitled to have 2025 Senior Notes registered in their names, will not receive or be entitled to physical delivery of 2025 Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent (as defined below) nor the Security registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this 2025 Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If an Event of Default with respect to the 2025 Senior Notes shall occur and be continuing, the principal of the 2025 Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the 2025 Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the 2025 Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the 2025 Senior Notes at the time Outstanding, on behalf of the holders of all 2025 Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this 2025 Senior Note shall be conclusive and binding upon such holder and upon all future holders of this 2025 Senior Note and of any 2025 Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2025 Senior Note.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this 2025 Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this 2025 Senior Note.

Prior to September 1, 2030 (one month prior to the 2025 Series Stated Maturity Date) (the “Par Call Date”), the Company may redeem the 2025 Senior Notes at its option, in whole or in part, at any time and from time to time (a “2025 Series Redemption Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Senior Notes to be redeemed, discounted to such 2025 Series Redemption Date (assuming the 2025 Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to such 2025 Series Redemption Date, and (ii) 100% of the principal amount of the 2025 Senior Notes to be redeemed; plus, in either case, accrued and unpaid interest on the 2025 Senior Notes to such 2025 Series Redemption Date. The Trustee shall not at any time be under any duty, or responsibility to any holder of 2025 Senior Notes to calculate the redemption price or determine whether any facts exist which may require any adjustment of the redemption price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. On or after the Par Call Date, the Company may redeem the 2025 Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2025 Senior Notes being redeemed plus accrued and unpaid interest on the 2025 Senior Notes to be redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Business Day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

“Fair Value” means, with respect to the dispositions of the capital stock or other assets, the fair value thereof as determined in good faith by the Board of Directors.

“Indebtedness” of any Person means the principal of, premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, that is (a) indebtedness for money borrowed and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of or any obligation guaranteed by, any Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, any Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), (iii) any obligations of any Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles in the United States and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party; and (iv) any obligation of, or any such obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or other similar instrument or agreement or foreign currency hedge exchange or similar instrument or agreement.

“Significant Subsidiary” means any “significant subsidiary” of the Company, as such term is defined in paragraph (w) of Rule 1-02 of Regulation S-X (17 CFR § 210.1-01, et seq.).

The Company will not, and it will not permit any Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter referred to as a “lien”) on the voting securities of any Significant Subsidiary, or the voting securities of a Subsidiary of the Company that owns, directly or indirectly, the voting securities of any Significant Subsidiary without making effective provision whereby the 2025 Senior Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the 2025 Senior Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured.

As long as any of the 2025 Senior Notes remain Outstanding, the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the capital stock of any Significant Subsidiary (except to the Company or to one or more Subsidiaries of the Company or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if (i) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Subsidiaries; (ii) the entire capital stock of a Significant Subsidiary then owned by the Company or by its Subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value of such capital stock; or (iii) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding capital stock of such Significant Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such capital stock.

The Trustee shall not be responsible for calculating said 2025 Series Redemption Price.

If less than all of the 2025 Senior Notes are to be redeemed, DTC, as the Depository, shall determine, in accordance with its procedures, the principal amount of such 2025 Senior Notes held by each beneficial owner of such 2025 Senior Notes to be redeemed. DTC may select 2025 Senior Notes and portions of 2025 Senior Notes in amounts of $2,000 and integral multiples of $1,000.

No reference herein to the Indenture and no provision of this 2025 Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 2025 Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2025 Senior Note is registrable in the Security register, upon surrender of this 2025 Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2025 Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2025 Senior Note for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or any premium, if any, or interest on any Securities on behalf of the Company (“Paying Agent”) and the Security registrar of the Company or the Trustee may deem and treat the Person in whose name this 2025 Senior Note is registered as the absolute owner hereof for all purposes, whether or not this 2025 Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be affected by notice to the contrary.

The 2025 Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 2025 Senior Notes are exchangeable for a like aggregate principal amount of 2025 Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the 2025 Senior Note or 2025 Senior Notes to be exchanged at the office or agency of the Company.

No recourse shall be had for payment of the principal of or interest on this 2025 Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2025 Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This 2025 Senior Note, and any disputes or controversies arising hereunder, shall be deemed to be a contract under the internal laws of the state of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be governed by, construed and enforced in accordance with the laws of such state, except as may be required by mandatory provisions of law.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian under Uniform Gift to Minors Act

TEN ENT – as tenants by the entireties	(State)

JT TEN – as joint tenants with rights of survivorship and not as tenants in common	CUST– Custodian

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within 2025 Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said 2025 Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature Guarantee:		NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program)